UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2016, each of Jeffrey D. Benjamin and Jeffrey S. Serota delivered a letter to EXCO Resources, Inc. (the “Company”) stating that, based on being advised by the Company that a sufficient number of votes will be “withheld” from their elections such that they would be required to tender their resignations pursuant to the Company’s corporate governance guidelines, each of Messrs. Benjamin and Serota agreed, at the Company’s request, to refuse to stand for reelection as a director at the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the time Messrs. Benjamin and Serota delivered notice of their decisions not to stand for reelection, they were, among other things, members of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”), and Mr. Benjamin served as the Audit Committee’s “audit committee financial expert.”

As a result, effective as of May 23, 2016, the date that the Annual Meeting concluded, the Company has only one member serving on the Audit Committee. The New York Stock Exchange (the “NYSE”) requires listed companies to have at least three members on the Audit Committee that meet the requirements of Sections 303A.06 and 303A.07 of the Listed Company Manual, including, without limitation, the requirement that one member has accounting or related financial management expertise. Accordingly, on May 24, 2016, the Company notified the NYSE of its deficiency in meeting the requirements of Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual and its intent to regain compliance with the NYSE continued listing standards as soon as practicable. On May 25, 2016, the Company received a deficiency letter from the NYSE (the “NYSE Notice”). The NYSE Notice provides that if the Company is unable to cure this deficiency by June 2, 2016, it will be deemed noncompliant.

The Company’s notice to the NYSE and the NYSE Notice have no immediate impact on the listing of the Company’s common shares, which will continue to be listed and traded on the NYSE under the symbol “XCO” unless and until the NYSE initiates procedures to suspend and delist the common shares. However, pursuant to the NYSE Notice, if the Company is unable to regain compliance by June 6, 2016, the Company’s common shares will trade with an added designation of “.BC” to indicate the status of the common shares as “below compliance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 31, 2016	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary